Exhibit 99.1

NEWS RELEASE May 17, 2018

Contacts: Dan Schlanger, CFO & Treasurer
Ben Lowe,VP Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES
QUARTERLY COMMON STOCK DIVIDEND

May 17, 2018 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.05 per common share. The quarterly dividend will be payable on June 29, 2018 to common stockholders of record at the close of business on June 15, 2018. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 60,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.